Exhibit 32.1

Certifications of Principal Executive Officer and Principal Financial Officer
Pursuant to 18 U.S.C. Section 1350, As Adopted Pursuant To
Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350), B.P. Allaire, Chief Executive Officer (Principal Executive Officer) and Principal Financial and Accounting Officer of Key Link Assets Corp., currently known as Foothills Exploration, Inc. (the “Company”), hereby certifies that, to the best of his knowledge:

1.	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, to which this Certification is attached as Exhibit 32.1 (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Key Link Assets Corp. and will be retained by Key Link Assets Corp. and furnished to the Securities and Exchange Commission or its staff upon request.

Date: September 15, 2016	/s/ B.P. Allaire
B.P. Allaire
Chief Executive Officer and Chief Financial Officer
(Principal Executive Officer and Principal Financial and Accounting Officer)